EXHIBIT 10.25

AMENDMENT NO. 1
TO
THOMAS G. HUDSON
STOCK OPTION AGREEMENT

This Amendment No. 1 (this “Amendment”) is effective as of September 8, 2006, and is by and between Capital Growth Systems, Inc., a Florida corporation (the “Company”), and Thomas G. Hudson, a resident of Minnesota (the “Executive”). All capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to them in the Option Agreement (as defined below).

WHEREAS, the Company and the Executive entered into an Employment Agreement, dated as of June 28, 2006 as amended by that certain Amendment No. 1 to Employment Agreement dated as of September 8, 2006 (together, the “Employment Agreement”), pursuant to which the Company employs the Executive;

WHEREAS, pursuant to the terms of the Employment Agreement, Executive was granted an option to purchase 1,496,993 shares of common stock of the Company (the “Employee Options”) as provided under that certain Stock Option Agreement dated as of June 28, 2006 (the “Option Agreement”);

WHEREAS, the Company now wishes to clarify Section 2 of the Option Agreement governing the exercise price of the Employee Options and to amend Section 6 governing the terms under which the Employee Options may be exercised, all as provided herein.

NOW, THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Executive, intending to be legally bound, hereby agree as follows:

1.  Clarification of Exercise Price. In order to clarify Section 2 of the Option Agreement governing the exercise price of the options, Section 2 of the Option Agreement is hereby revised in its entirety to read as follows:

“2. Exercise Price: $.70 per share (as equitably adjusted for reverse splits, forward splits and recapitalizations).”

2.  Amendment of Option Agreement Regarding Exercise Terms. Section 6 of the Option Agreement is hereby revised in its entirety to read as follows:

“6. Exercise of Option. Subject to the terms and condition herein and in the Employment Agreement, the Option, to the extent vested, may be exercised in whole or in part upon written notice to the Company and payment in cash, by check or wire transfer of an amount (“Option Price”) equal to the product of (i) the Exercise Price multiplied by (ii) the number of Shares to be acquired. The Option Price may be paid in shares of Common Stock (A) which are already owned by the Optionee and which are surrendered to the Company in good form for transfer or (B) which are retained by the Company from the shares of the Common Stock which would otherwise be issued to the Optionee upon the Optionee’s exercise of the Option. Such shares shall be valued at their Fair Market Value on the date of exercise of the option. In lieu of payment in fractions of Shares, payment of any fractional Share amount shall be made in cash or check payable to the Company. The exercise price may also be paid by delivering a properly executed exercise notice in a form approved by the Board together with irrevocable instructions to a broker to promptly deliver to the Company the amount of applicable sale price. No shares of Common Stock shall be issued to the Optionee upon exercise of an option until the Company receives full payment therefore as described above.”

3.  Construction; Severability. The provisions of this Amendment shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision or such part thereof as may be unenforceable or invalid shall be deemed severed from this Amendment and the remaining provisions carried out with the same force and effect as if the severed provision or part thereof had not been a part of this Amendment.

4.  Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Amendment.

5.  Continuation. Except as amended hereby, the Option Agreement shall remain in full force and effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment.

COMPANY:		EXECUTIVE:

Capital Growth Systems, Inc.
/s/ Thomas G. Hudson
Thomas G. Hudson
By:	/s/ Douglas Stukel
Executive Vice President